PROMISSORY NOTE AMENDMENT

BETWEEN

MIZATI LUXURY ALLOY WHEELS, INC.
(PROMISOR)

AND

HAZEL CHU
(PROMISEE)

On January 18, 2006, Mizati Luxury Alloy Wheels, Inc. (herein referred to as "Promisor") entered into a promissory note agreement for $123,300 USD with Hazel Chu (herein referred to as "Promisee").

This amendment of the promissory note originally dated January 18, 2006 will effectively change the interest rate of the note from ten (10) percent to zero (0) percent.

Upon execution of this amendment by both parties, this amendment will supersede any previously executed versions of the promissory note and/or previous amendments. Upon execution, this addendum becomes a legally binding part of the contract.

All other terms and agreements within the promissory note shall remain the same and cannot be altered without prior written consent from both parties.

Executed this 2nd day of January, 2008.

Hazel Chu
Mizati Luxury Alloy Wheels, Inc.
Promisor

Hazel Chu
Promisee